As filed with the Securities and Exchange Commission on August 4, 2016.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

FIBROCELL SCIENCE, INC.
(Exact name of registrant as specified in its charter)
________________________________

Delaware	87-0458888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

405 Eagleview Boulevard
Exton, Pennsylvania 19341
(Address, including zip code, of registrant’s principal executive offices)

Fibrocell Science, Inc. 2009 Equity Incentive Plan (as amended)
(Full title of the plan)

David Pernock
Chief Executive Officer
Fibrocell Science, Inc.
405 Eagleview Boulevard
Exton, Pennsylvania 19341
(484) 713-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________

Copies to:

Michael F. Marino, Esq. Fibrocell Science, Inc. 405 Eagleview Blvd. Exton, Pennsylvania 19341 Telephone: (484) 713-6030 Facsimile: (484) 713-6001	Steven J. Abrams, Esq. Hogan Lovells US LLP 1835 Market Street, 29th Floor Philadelphia, Pennsylvania 19103 Telephone: (267) 675-4600 Facsimile: (267) 675-4601

________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of each Class of Security being Registered	Amount being Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value	2,000,000	$1.06	$2,120,000	$213.48
(1)         This registration statement covers 2,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of Fibrocell Science, Inc., a Delaware corporation (the “Company”), issuable pursuant to the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”).  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Common Stock that may be granted under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)         The Proposed Maximum Offering Price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the price of $1.06 per share, the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Stock Market, LLC on August 3, 2016.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering additional shares of Common Stock of the registrant in connection with the Fibrocell Science, Inc. 2009 Equity Incentive Plan , as amended (the “Plan”) for which a Registration Statement of Fibrocell Science, Inc. (the “Company”) on Form S-8 relating to the Plan is effective. This Registration Statement registers an additional 2,000,000 shares of Common Stock of the Company to be issued pursuant to the Plan. The contents of the previous Registration Statements on Form S-8 filed by us with the SEC for the Plan on March 11, 2011 (File No. 333-172776), August 15, 2013 (File No. 333-190650) and June 23, 2014 (File No. 333-196964), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “SEC”):

(a)  the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 10, 2016;

(b)  the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016 filed with the SEC on May 5, 2016;

(c)  the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016 filed with the SEC on August 4, 2016;

(d)  the Company’s Current Reports on Form 8-K dated January 4, 2016 (other than Item 7.01 and Exhibit 99.2), January 21, 2016, April 18, 2016 (other than Items 2.02 and 7.01 and Exhibits 99.1 and 99.2), April 25, 2016 (other than Item 7.01 and Exhibit 99.1), June 8, 2016, June 27, 2016, June 30, 2016 and July 27, 2016; and

(e)  the description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed on August 28, 2014, and any amendment or report filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6.        Interests of Named Experts and Counsel.

The consolidated financial statements of Fibrocell Science, Inc. as of December 31, 2015 and for the year ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2015 incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K") have been so incorporated in reliance on the report, which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Fibrocell Science, Inc. as of December 31, 2014 and for the years ended December 31, 2014 and 2013 appearing in Fibrocell Science, Inc.’s 2015 Form 10-K, have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The validity of the additional securities being registered hereunder will be passed upon by Hogan Lovells US LLP.

Item 8.         Exhibits.

Exhibit No.	Description of Exhibit
5.1*	Opinion of Hogan Lovells US LLP
10.1	Fibrocell Science, Inc. 2009 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on June 20, 2014)
10.2
Amendment to the Fibrocell Science, Inc. 2009 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2016 (File No. 001-31564)

23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of BDO USA, LLP
23.3*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 to this Registration Statement)
24*	Power of Attorney (included on the signature page of this Registration Statement)
________________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exton, Pennsylvania, on August 4, 2016.

FIBROCELL SCIENCE, INC.

By:	/s/ David Pernock
Name:	David Pernock
Title:	Chairman of the Board and CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Pernock and Keith Goldan, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Pernock	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	August 4, 2016
David Pernock

/s/ Keith A. Goldan	Senior Vice President, Chief Financial Officer and Treasurer	August 4, 2016
Keith A. Goldan	(Principal Financial and Accounting Officer)

/s/ Kelvin Moore	Director	August 4, 2016
Kelvin Moore

/s/ Marc Mazur	Director	August 4, 2016
Marc Mazur

/s/ Marcus Smith	Director	August 4, 2016
Marcus Smith

/s/ Julian Kirk	Director	August 4, 2016
Julian Kirk

/s/ Christine St.Clare	Director	August 4, 2016
Christine St.Clare

/s/ Douglas J. Swirsky	Director	August 4, 2016
Douglas J. Swirsky

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1*	Opinion of Hogan Lovells US LLP
10.1	Fibrocell Science, Inc. 2009 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on June 20, 2014)
10.2
Amendment to the Fibrocell Science, Inc. 2009 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2016 (File No. 001-31564)

23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of BDO USA, LLP
23.3*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 to this Registration Statement)
24*	Power of Attorney (included on the signature page of this Registration Statement)
________________________

*	Filed herewith.